UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2006, Cole MT Spring TX, LP, a Delaware limited partnership ("MT Spring"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (as amended, the "MT Spring Agreement") with RPI Interests II, LTD. ("RPI"), a company not affiliated with the Company, its advisor or affiliates. Cole Capital Partners, LLC, which is an affiliate of the Company and of the Company’s advisor, was the original purchaser under the MT Spring Agreement and assigned its rights and obligations under the MT Spring Agreement to MT Spring prior to acquiring the property. Pursuant to the MT Spring Agreement, MT Spring agreed to purchase all of RPI’s interests in a single story multi-tenant retail center on an approximately 5.6 acre site, containing approximately 80,000 square feet of rentable space located in Spring, Texas (the "MT Spring Property") for a gross purchase price of approximately $9.9 million, exclusive of closing costs. The MT Spring Property was constructed in 1973.

In connection with the MT Spring Agreement, MT Spring paid $500,000 as an earnest money deposit (the "MT Spring Deposit"). On March 2, 2006, MT Spring acquired the MT Spring Property from RPI and the MT Spring Deposit was applied to the purchase price. The MT Spring Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On March 2, 2006, in connection with the acquisition of the MT Spring Property, MT Spring obtained an approximately $5.9 million loan from Bear Sterns Commercial Mortgage, Inc. (the "Lender") by executing a promissory note (the "MT Spring Loan"). The MT Spring Loan, which is secured by the MT Spring Property, has a fixed interest rate of 5.636% per annum (the "Initial Interest Rate") with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on April 1, 2016 (the "MT Spring Maturity Date").

The MT Spring Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments may be made as a result of default for the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the MT Spring Loan. Notwithstanding the prepayment limitations, MT Spring may sell the MT Spring Property to a buyer that assumes the MT Spring Loan. The transfer would be subject to the conditions set forth in the MT Spring Loan documents, including without limitation, the Lender’s approval of the proposed buyer and the payment of the Lender’s fees, costs and expenses associated with the sale of the MT Spring Property and the assumption of the MT Spring Loan.

In the event the MT Spring Loan is not paid off on the MT Spring Maturity Date, the MT Spring Loan includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate of the greater of (i) the Initial Interest Rate plus two percent (2.0%) per annum, and (ii) the then current Ten Year Treasury Yield plus two percent (2.0%) per annum, not to exceed the Initial Interest Rate plus five percent (5.0%) per annum. The MT Spring Maturity Date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the MT Spring Loan other than any additional interest expense, (v) any operating expenses of the MT Spring Property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the MT Spring Loan, and (viii) any additional interest expense. Any additional interest expense which is not paid will be added to the principal balance of the MT Spring Loan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 2, 2006, MT Spring acquired the MT Spring Property from RPI. The purchase price of the MT Spring Property was approximately $9.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $5.9 million loan secured by the MT Spring Property. In connection with the acquisition, the Company paid to an affiliate of its advisor an acquisition fee of $198,000 and to its advisor a finance coordination fee of approximately $59,000. The area surrounding the MT Spring Property is shared by single and multi-family residential subdivisions as well as retail developments. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The MT Spring Property is 100% leased to five tenants, including, Academy Corp ("Academy"), CB Jackson Co, d/b/a Spec’s Liquor ("Spec’s"), Hi-Lo Auto Supply, LP ("Hi-Lo"), Sherwin-Williams Company, ("Sherwin-Williams") and Jack in the Box Eastern Division, LP pursuant to separate net leases under which each tenant is required to pay certain operating expenses, capital expenditures and a proportionate amount of common area maintenance charges in addition to base rent.

Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. Academy leases approximately 50,500 square feet of the MT Spring Property subject to a net lease, which commenced on October 5, 1999. The annual base rent of $371,175, is fixed through the first three years of the initial lease term, with 3.0% rental escalations beginning every five years thereafter through the expiration date of the lease on October 31, 2024. Academy has two options to renew the lease each for an additional five-year term beginning on November 1, 2024, with rental escalations of 3.0% at the beginning of each five-year renewal option.

Spec’s is a Houston-based retailer with over 28 stores located throughout the Houston metropolitan area. Spec’s leases approximately 12,300 square feet of the MT Spring Property subject to a net lease, which commenced on August 1, 1994. The annual base rent of $125,484, is fixed through the initial lease renewal period, which commenced on January 1, 2006 and expires on December 31, 2008.

Hi-Lo, a subsidiary of O’Reilly Automotive, Inc., is an operator of automotive parts retail stores. Hi-Lo leases approximately 8,100 square feet of the MT Spring Property subject to a net lease, which commenced on March 5, 1993. The annual base rent of $60,720, is fixed through the initial lease renewal period, which commenced on April 1, 2003 and expires on March 31, 2008. Hi-Lo has one additional option to renew the lease for an additional five-year term beginning on April 1, 2008, with rental escalations of 15% at the beginning of the five-year renewal option

Sherwin-Williams’ core business is the manufacture, distribution and sale of paint, coatings and related products. Sherwin-Williams has an S&P Credit Rating of A+ and is publicly traded on the New York Stock Exchange under the symbol "SHW". Sherwin-Williams leases approximately 6,500 square feet of the MT Spring Property subject to a net lease, which commenced on December 1, 1987. The current annual base rent of $74,520 increases to $81,0000 on December 1, 2006 and increases to $93,960 on December 1, 2007, which is then fixed for the remaining five years of the renewal term, which expires on November 30, 2012. Sherwin-Williams has one remaining option to renew the lease for an additional five-year term beginning on December 1, 2012, with a rental escalation of 10% at the beginning of the five-year renewal option.

Jack in the Box, Inc. ("Jack in the Box"), which guarantees the Jack in the Box Eastern Division, LP lease, operates over 2,000 quick-service restaurants primarily in the western and southwestern United States. Jack in the Box has an S&P Credit Rating of BB- and is publicly traded on the New York Stock Exchange under the symbol JBX. Jack in the Box leases approximately 2,600 square feet of the MT Spring Property pursuant to a ground lease, which commenced on July 9, 2001. The annual base rent of $60,000 is fixed through the first five years of the lease term with rental increases of 15% at the beginning of the second five-year period of the lease term, and rental increases based on the consumer price index at the beginning of the third and fourth five-year periods of the lease term, which expires on July 8, 2021.

In evaluating the MT Spring Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the MT Spring Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Spring Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Spring Property. The Company currently has no plans for any renovations, improvements or development of the MT Spring Property. The Company believes the MT Spring Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the financial statements, if required, for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the financial statements, if required, will be filed on or before May 16, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated March 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

March 7, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 7, 2006.